UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

Immunocore Holdings plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-39992	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

92 Park Drive, Milton Park Abingdon, Oxfordshire, United Kingdom	OX14 4RY
(Address of principal executive offices)	(Zip Code)
+44 1235 438600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	IMCR	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.002 per share*	*	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On December 31, 2024, Immunocore LLC, an indirect, wholly owned subsidiary of Immunocore Holdings plc (“Parent” and, together with Immunocore LLC, the “Company”), entered into an employment agreement (the “Employment Agreement”) with Travis Coy, pursuant to which Mr. Coy will serve as the Company’s Executive Vice President, Chief Financial Officer and Head of Corporate Development as well as the Company’s principal financial officer, effective as of January 1, 2025 (the “Effective Date”). In connection with his entry into the Employment Agreement, Mr. Coy resigned from the Company’s board of directors (the “Board”), effective as of the Effective Date.

Mr. Coy, age 44, previously served as Vice President, Head of Transactions and M&A, Corporate Business Development at Eli Lilly and Company (“Lilly”), a position he held since October 2019. Prior to this role, Mr. Coy held a variety of finance and business development experiences of increasing responsibility at Lilly since he joined in 2003, including positions as Vice President, Transactions - Oncology and Diagnostics; Vice President, Transactions - Cardiometabolic Diseases, Drug Delivery and Devices; Finance Director of the Oncology Business Unit; Director of Investor Relations; Director of Corporate Finance and Investment Banking; and other financial controllership roles. Before transitioning to finance and business development, he served as a chemist in Lilly’s research laboratories and as a production manager for Milliken & Company. Mr. Coy holds an M.B.A. from the Ross School of Business at the University of Michigan and a B.S. in Chemistry from Rose-Hulman Institute of Technology.

Pursuant to the Employment Agreement, Mr. Coy will receive an initial annual base salary of $500,000 per year and be eligible to receive an annual cash performance bonus with a target amount equal to 40% of his annual base salary. Mr. Coy will also receive a cash sign-on bonus of $200,000, payable in three installments as follows: $100,000 payable on January 31, 2025, and $50,000 payable on each of January 30, 2026 and January 29, 2027, subject to Mr. Coy’s continued employment through each payment date. In addition, effective as of the Effective Date, Mr. Coy received a grant of 274,033 options to purchase the Company’s ordinary shares under the Company’s 2021 Equity Incentive Plan (the “Plan”) (the “Option Award”). The Option Award shall vest over four years, with 25% of the options subject to the Option Award vesting on the first anniversary of the Effective Date and the remainder vesting in 12 equal quarterly installments thereafter, subject to Mr. Coy’s continued service through each such vesting date. Mr. Coy is eligible to participate in the Company’s employee benefit plans on the same basis as similarly-situated Company employees and is subject to a customary confidentiality agreement with non-disclosure, IP assignment, non-solicitation and non-competition restrictions.

Mr. Coy is also entitled to certain severance benefits under the Employment Agreement. If Mr. Coy’s employment is terminated (i) by the Company without Cause (as defined in the Employment Agreement), or (ii) by Mr. Coy for Good Reason (as defined in the Employment Agreement), in either case upon or within 18 months following the effective date of a Change in Control (as defined in the Plan) (a “Change in Control Period”), he will receive, subject to certain conditions (including the delivery to the Company of a separation agreement containing, among other terms, a general release of claims in favor of the Company (“Separation Agreement”)), (a) cash severance in the form of continuation of Mr. Coy’s then-current base salary for 18 months, (b) a lump sum payment equal to 150% of his then-current target annual cash bonus, (c) a lump sum payment equal to his annual bonus for the year of his termination or resignation, as applicable, pro-rated based on the number of days Mr. Coy was employed during such calendar year, (d) payment of his COBRA premiums for up to 18 months following the date of his termination or resignation, as applicable, and (e) acceleration of all his unvested and outstanding equity awards.

If Mr. Coy’s employment is terminated (i) by the Company without Cause, or (ii) by Mr. Coy for Good Reason, in either case outside a Change in Control Period, he will receive, subject to certain conditions (including the delivery to the Company of a Separation Agreement), (a) cash severance in the form of continuation of Mr. Coy’s then-current base salary for 12 months, and (b) payment of his COBRA premiums for up to 12 months.

There are no arrangements or understandings between Mr. Coy and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Coy and any of the Company’s other executive officers or directors. There are no transactions between Mr. Coy and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Employment Agreement, a copy of which the Company expects to file with its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and, upon filing, it will be incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On January 2, 2025, the Company issued a press release announcing the appointment of Mr. Coy as the Company’s Executive Vice President, Chief Financial Officer and Head of Corporate Development, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The information contained in to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated January 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOCORE HOLDINGS PLC

Dated: January 2, 2025	By:	/s/ Bahija Jallal, Ph.D.
	Name:	Bahija Jallal, Ph.D.
	Title:	Chief Executive Officer